Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of June 14, 2022, by and among SpringBig Holdings, Inc. (the “Company”), and each Person defined on the signature pages hereto (together with their respective successors and assigns, each an “Investor”).

WHEREAS, the Company has agreed to provide certain registration rights to the Investors in order to induce each Investor to enter into that certain Securities Purchase Agreement by and among the Company and each Investor dated as of April 29, 2022 (the “Purchase Agreement”).

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1.         Definitions.  Unless the context otherwise requires, capitalized words and terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. Notwithstanding the foregoing, as used herein the capitalized words and terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified or supplemented in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Common Stock” means the Company’s authorized common stock, as constituted on the date of this Agreement, any stock into which such Common Stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of such Common Stock upon any re-classification thereof.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Company Securities” means any securities proposed to be sold by the Company for its own account in a registered public offering.

“Exchange Act” means the Securities Exchange Act of 1934 (or successor statute).

“Excluded Forms” means Registration Statements under the Securities Act on Forms S-4 and S-8 or any successors.

“Investors” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Person” includes any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality or political subdivision.

“Proposed Registration” means any proposed Registration Statement to be filed pursuant to this Agreement.

“Purchase Agreement” has the meaning assigned to it in the Recitals of this Agreement.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Statement” means any registration statement filed by the Company on behalf of any Investors.

“Registrable Securities” means the greater of (a) (i) the Common Stock to be acquired by each  Investor pursuant to the conversion of the Notes and exercise of the Warrants and any other shares of Common Stock subsequently acquired by any  Investor under any Transaction Documents, and (ii) any securities of the Company issued with respect to such Common Stock by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization or other similar transaction, or (b) the Required Minimum as defined by the Purchase Agreement.

“Representatives” means all shareholders, officers, directors, members, managers, partners, employees and agents.

“Rule 144” has the meaning assigned to it in Section 8 of this Agreement.

“SEC” means the Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933 (or successor statute).

“Selling Expenses” means all selling commissions, underwriting discounts, other fees paid by an Investor to a broker-dealer, finder’s fees and stock transfer taxes applicable to the Registrable Securities contained in a Registration Statement for the benefit of each Investor.

2.           Required Registration.  Within 20 days after each of the First Tranche Closing and the Second Tranche Closing, the Company shall file with the SEC a Registration Statement on Form S-1 or S-3, or any successor form covering the sale of all of the Registrable Securities. The Company shall also fully comply with Section 4.23 of the Purchase Agreement.

3.         Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a)        prepare and file with the SEC within 20 days after the First Tranche Closing and the Second Tranche Closing, as applicable, a Registration Statement with respect to such Registrable Securities and cause any such Registration Statement to become effective within 75 days from the First Tranche Closing and the Second Tranche Closing, as applicable (and to remain effective (provided that before filing a Registration Statement or any amendment or supplement thereto, the Company will at least three Trading Days prior to making any such filing it shall furnish to each Investor copies of the Registration Statement, as amended if applicable and any response letter to the Staff of the SEC proposed to be filed));

(b)         subject to complying with Section 3(a),  prepare and file with the SEC such amendments to any such Registration Statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such Registration Statement effective  and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investors set forth in such Registration Statement;

(c)          furnish to each Investor such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as each Investor may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investors;

(d)           use all commercially reasonable efforts to make such filings under the securities or blue sky laws of such states or  commonwealths as any Investor may reasonably request to enable each Investor to consummate the sale;

(e)          promptly notify the Investors at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Investors a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Company shall file a Form 8-K or amended prospectus or prospectus supplement within four Trading Days in order to permit the Holder to be able to sell Warrant Shares;

(f)           otherwise comply with all applicable rules and regulations of the SEC and to perform its obligations hereunder;

(g)           use commercially reasonable efforts to cause the Registrable Securities to be quoted on the Principal Market;

(h)           provide a transfer agent for all Registrable Securities and promptly pay all fees and costs of the transfer agent;

(i)          provide a CUSIP number for all Registrable Securities, in each case not later than the effective date of the applicable Registration Statement;

(j)           notify the Investors of any stop order threatened or issued by the SEC and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered;

(k)          the Company shall promptly email each Investor copies of all comment letters and other communications from and with the Staff of the SEC, file an amendment to a Registration Statement within ten Trading Days after receipt of a comment letter or oral comments, and request acceleration of the effectiveness of the Registration Statement within three Trading Days after the Company or its counsel has been advised that the Staff has no further comments; and

(l)          if a Registration Statement is not declared effective by the required effective date due to factors outside its control as permitted by Section 2.1(b) of the Note,  the Company shall promptly email the Company and disclose the underlying facts and further if requested promply answer any questions by email.

A failure to comply with Section 3 of this Agreement and Section 4.23 of the Purchase Agreement shall be deemed to be an Event of Default under the Notes.

4.            Other Procedures.

(a)          Subject to the remaining provisions of this Section 4 and the Company’s general obligations  under Section 3, the Company shall be required to maintain the effectiveness of a Registration Statement  until the earlier of (i) the sale of all Registrable Securities, or (ii)  two years unless the SEC eliminates the requirement in Rule 144(i) and permits  a former shell issuer to use Rule 144 after one year without complying with Rule 144(c) in which case the two years shall be reduced to one year.

(b)          In consideration of the Company’s obligations under this Agreement, the Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) herein, each Investor shall forthwith discontinue its sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e).

(c)           The Company’s obligation to file any Registration Statement or amendment including a post-effective amendment, shall be subject to each Investor, as applicable, furnishing to the Company in writing such information and documents regarding such Investor and the distribution of such Investor’s Registrable Securities as may reasonably be required to be disclosed in the Registration Statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein.  The Company’s obligations are also subject to each Investor promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If any Investor fails to provide all of the information required by this Section 4(c), the Company shall have no obligation to include its Registrable Securities in a Registration Statement or it may withdraw such Investor’s Registrable Securities from the Registration Statement without incurring any penalty or otherwise incurring liability to such Investor.

(d)           If any such registration or comparable statement refers to an Investor by name or otherwise as a stockholder of the Company, but such reference to such Investor by name or otherwise is not required by the Securities Act or the rules thereunder, then each Investor shall have the right to require the deletion of the reference to such Investor, as may be applicable.

(e)          If the Company is unable to register all Registrable Securities in one Registration Statement due to an SEC Rule or Staff policy, the Company shall continue to file new Registration Statements for the remaining Registrable Securities every 30 days after the effectiveness of the last Registration Statement, in which event the conditions of this Agreement including the 75 day effectiveness shall apply; provided, however,  in no event shall the Company delay the effective date of any Registration Statement for more than five Trading Days after receipt of notice from the SEC Staff that it will either not review a Registration Statement or it has no further comments with respect to a Registration Statement.

(f)           The Company shall not include any securities for any other stockholder in any registration statement other than Registrable Securities for the Investors in any Registration Statement.

5.           Registration Expenses. In connection with any registration of Registrable Securities pursuant to Sections 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

6.           Indemnification.

(a)          In the event of any registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall indemnify, defend and hold harmless each Investor, its Affiliates, and their respective Representatives, successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which each Investor, its Affiliates, and its respective Representatives, successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws.  If the Company fails to defend the Investor, its Affiliates, and its respective Representatives, successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) each Investor, its Affiliates, and its respective Representatives, successors and assigns for any legal or any other reasonable and documented out-of-pocket expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to an Investor, its Affiliates, or its respective Representatives, successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon  an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) hereof in reliance upon and in conformity with written information furnished to the Company by such Investor, its Affiliates, or its respective Representatives, successors or assigns specifically for use in the preparation thereof.

(b)           In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such Registration Statement, the Company’s attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action.  The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay.  In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the reasonable and documented fees and expenses of counsel (including local counsel, if applicable) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7. Provided, further, that in no event shall any indemnification by an Investor under this Section 7 exceed the net proceeds from the sale of Registrable Securities received by such Investor.  No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.  In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d)         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and each such Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and such Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations.  Notwithstanding the foregoing, (i) no such Investor shall be required to contribute any amount in excess of the net proceeds to it of all Registrable Securities sold by it pursuant to such Registration Statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.          Rule 144.  As long as an Investor holds restricted securities (as that term is used in Rule 144) or has the right to acquire restricted Shares or restricted Warrant Shares, the Company covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) file in a timely manner the reports and other documents required to be filed under the Securities Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder, (iii) furnish to each Investor promptly upon request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other information as an Investor may reasonably request, and (iv) cooperate with each Investor and respond as promptly as possible to any requests from such Investor in connection with Rule 144 transfers of restricted securities, in each case to enable such Investor to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (collectively, “Rule 144”); provided, however, nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Company from consummating a transaction in which another entity acquires it through a merger or similar transaction.

8.         Severability.  In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

9.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

10.        Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11.       Notices and Addresses.  All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement.

12.         Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

13.        Entire Agreement; Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

14.         Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15.         Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida.

17.         Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Company:

SpringBig Holdings, Inc.

By:	/s/ Paul Sykes
Name:	Paul Sykes
Title:	Chief Financial Officer

Investors:

L1 Capital Global Opportunities Master Fund

By:	/s/ David Feldman
Name:	David Feldman
Title:	Portfolio Manager

[Signature Page to Registration Rights Agreement]